                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

                       FNB Financial Services Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                       FNB FINANCIAL SERVICES CORPORATION
                              202 South Main Street
                        Reidsville, North Carolina 27320

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2000

To Our Shareholders:

         NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, the 2000 Annual Meeting of Shareholders of FNB Financial Services Corporation (the "Company") will be held at the Bryan Enrichment Center, 6275 Bryan Park Road, Brown Summit, North Carolina on Thursday, May 18, 2000, at 1:00 p.m., for the following purposes:

         1. To elect three nominees to serve as Class I Directors, each to serve a three-year term until the Annual Meeting of Shareholders in 2003;

         2. To elect one nominee to serve as a Class II Director with a term continuing until the Annual Meeting of Shareholders in 2001;

         3. To elect one nominee to serve as a Class III Director with a term continuing until the Annual Meeting of Shareholders in 2002;

         4. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2000 fiscal year; and

         5. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         All shareholders are invited to attend the Annual Meeting. Only those shareholders of record as of the close of business on March 10, 2000, are entitled to notice of, and to vote at, the Annual Meeting and all adjournments and postponements of the meeting. If the Annual Meeting is adjourned or postponed, the new date, time and place will be announced at the Annual Meeting prior to adjournment or postponement. It is important that your stock be represented at this meeting so that the presence of a quorum may be assured.

         Information about the activities and operation of the Company during the fiscal year ended December 31, 1999 is contained in the Company's 1999 Annual Report to Shareholders, a copy of which is enclosed.

         IT IS IMPORTANT THAT YOUR SHARES OF STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT IT WILL BE RECEIVED NO LATER THAN FRIDAY, MAY 12, 2000. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                             By Order of the Board of Directors,

                                                              Michael W. Shelton
April 18, 2000                                            Vice President and CFO

                       FNB FINANCIAL SERVICES CORPORATION
                              202 South Main Street
                        Reidsville, North Carolina 27320

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         The accompanying proxy is solicited by and on behalf of the Board of Directors of FNB Financial Services Corporation, a North Carolina corporation (the "Company"), for use at the 2000 Annual Meeting of Shareholders to be held on Thursday, May 18, 2000, at 1:00 p.m. at the Bryan Enrichment Center, 6275 Bryan Park Road, Brown Summit, North Carolina (the "Annual Meeting"), and at any adjournment or postponement thereof. The Company's wholly-owned subsidiaries are FNB Southeast, a North Carolina bank and Black Diamond Savings Bank, a Virginia savings bank, which was acquired by the Company on August 31, 1999. The purposes of the Annual Meeting are:

         1. To elect three nominees to serve as Class I Directors, each to serve a three-year term until the Annual Meeting of Shareholders in 2003;

         2. To elect one nominee to serve as a Class II Director with a term continuing until the Annual Meeting of Shareholders in 2001;

         3. To elect one nominee to serve as a Class III Director with a term continuing until the Annual Meeting of Shareholders in 2002;

         4. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2000 fiscal year; and

         5. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting or any adjournment or postponement thereof. Nonetheless, the proxyholders named on the enclosed proxy card may vote in accordance with the instructions of the Board of Directors or in the absence thereof, in accordance with their discretion, on any matter properly presented for action of which the Board of Directors is not now aware. The shares represented by all properly executed proxies received by the Company in time to be taken to the Annual Meeting will be voted; and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specifications. IF A SPECIFICATION IS NOT MADE, THE PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE AND IN THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS.

         This Proxy Statement is first being mailed to shareholders of record as of March 10, 2000 on or about April 18, 2000.

         By signing the proxy, a shareholder will be authorizing the proxyholder to vote in his discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. The Company has no current plans to adjourn the meeting, but would attempt to do so if the Board of Directors believes adjournment would promote shareholder interests.

         Proxies may be revoked at any time before they are exercised by (i) filing a written notice of revocation with the Secretary of the Company, (ii) filing a duly executed proxy bearing a later date or (iii) personally appearing at the Annual Meeting and electing to vote in person.

         The cost of the solicitation of proxies will be borne by the Company. Solicitation of proxies will be made by mail except that, if necessary, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, none of whom will receive special compensation for their efforts. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons, and upon request, the Company will reimburse such persons for the reasonable out-of-pocket expenses thereby incurred.


                          VOTING SECURITIES OUTSTANDING

         Only shareholders of record as of the close of business on March 10, 2000, will be entitled to notice of, and to vote at, the Annual Meeting. On such date, the Company had 4,484,182 shares of Common Stock, par value $1.00 per share, issued and outstanding, each of which is entitled to one vote on each matter calling for a vote of the shareholders. There are no other voting securities.

         Each shareholder entitled to vote has the right to vote, in person or by proxy, the number of shares standing of record in his name for as many persons as there are directors to be elected.

         The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting will constitute a quorum. Since many of the shareholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented.

                          SHARE OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information, as of March 10, 2000, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table in the Proxy Statement and all directors and officers as a group. As of March 10, 2000, there were no individuals or entities known to the Company who beneficially owned more than five percent of the Company's outstanding Common Stock. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person.

                                                                     SHARES
                                                                  BENEFICIALLY       PERCENT
NAME                                                              OWNED (1)(2)      OF CLASS (1)
----                                                              ------------      ------------

Ernest J. Sewell.................................................     92,351              1.9
Willard B. Apple, Jr. ...........................................     17,919                *
Gary G. Blosser..................................................     76,933              1.6
Charles A. Britt.................................................     24,900                *
Barry Z. Dodson..................................................     12,856                *
Don M. Green.....................................................     84,381              1.8
O. Eddie Green...................................................     37,894                *
Joseph H. Kinnarney..............................................     23,730                *
Clifton G. Payne.................................................     65,992              1.4
Elton H. Trent, Jr. .............................................     45,203              1.0
Kenan C. Wright..................................................     16,902                *
Robert F. Albright...............................................     36,795                *

Directors and executive officers as a group, including those
listed above (14 persons)........................................    568,481             12.0

---------------------------
*        Less than one percent.

(1) Based upon 4,484,182 shares of Common Stock outstanding on March 10, 2000. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of March 10, 2000. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Under presently exercisable stock options, Charles A. Britt, Clifton G. Payne and Elton H. Trent, Jr. have the right to acquire 3,590 shares of Common Stock, Joseph H. Kinnarney and Kenan C. Wright have the right to acquire 11,407 shares, Ernest J. Sewell 67,191 shares, Willard B. Apple, Jr. 6,000 shares, Barry Z. Dodson 4,833 shares, Don M. Green 73,332 shares, O. Eddie Green 6,882 shares and Robert F. Albright 31,140 shares. All directors and executive officers as a group have the right to acquire 254,615 shares of Common Stock under stock options exercisable currently or within 60 days of March 10, 2000. These shares are shown as beneficially owned.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Board of Directors is fixed at 11 members and is divided into three classes, as nearly equal in number as possible. Each year the shareholders will elect the members of one of the three classes to a three year term of office. In accordance with the Company's Bylaws, during August 1999 the Board of Directors elected Don M. Green and Gary G. Blosser to fill pre-existing vacancies on the Board.

         The term of office of the Class I directors expires at the Annual Meeting; the term of office of the Class II directors expires at the 2001 Annual Meeting of Shareholders; and the term of office of the Class III directors expires at the 2002 Annual Meeting of Shareholders, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death or removal from office.

         The following table lists the directors of the Company and the classes in which they serve as of the date of this Proxy Statement:

Class I (Nominees)            Class II                     Class III
------------------            --------                     ---------
(Term Expiring 2003)     (Term Expiring 2001)         (Term Expiring 2002)

Ernest J. Sewell          Willard B. Apple, Jr.       Joseph H. Kinnarney

Charles A. Britt          O. Eddie Green              Elton H. Trent, Jr.

Barry Z. Dodson           Clifton G. Payne            Kenan C. Wright

                          Don M. Green (Nominee)      Gary G. Blosser (Nominee)

         The Board of Directors has approved the nomination of the Class I directors indicated above for election at the Annual Meeting to serve until the Annual Meeting of Shareholders in the year 2003 (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office). The Board of Directors has also nominated Don M. Green to serve as a Class II director. If elected, Mr. Green will serve until the Annual Meeting of Shareholders in 2001, or until such time as his successor is elected and qualified or his earlier resignation, death or removal from office. The Board of Directors has also nominated Gary G. Blosser to serve as a Class III director. If elected, Mr. Blosser will serve until the Annual Meeting of Shareholders in 2002, or until such time as his successor is selected and qualified or his earlier resignation, death or removal from office.

         The Board of Directors has no reason to believe that the persons named as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, it is the intention of the proxyholders named in the accompanying proxy card to vote for the election of such other person or persons as the proxyholders determine in their discretion. In no circumstance will the proxy be voted for more than five nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

         In tallying shareholder votes, abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Under the North Carolina Business Corporation Act, to be elected as a director, a nominee need only receive a plurality of the votes cast, provided a quorum of shareholders is present. Accordingly, abstentions and broker non-votes will not be counted against such nominees.

         A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

         Set forth below are the names and other information pertaining to the Board's nominees and other directors whose terms of office will continue after the 2000 Annual Meeting:

                                                                             FIRST YEAR
                                                                         ELECTED DIRECTOR OF
                                                                          THE COMPANY OR
                 NAME               POSITION WITH COMPANY        AGE      PREDECESSOR BANK
                 ----               ---------------------        ---     -------------------
CLASS I
  Ernest J. Sewell               Director, President and CEO      59            1995
  Charles A. Britt (1)(2)                 Director                50            1985
  Barry Z. Dodson (1)                     Director                51            1997

CLASS II
  Williard B. Apple, Jr.(1)(2)      Director and Chairman         69            1969
  O. Eddie Green (2)                      Director                65            1970
  Clifton G. Payne (1)                    Director                68            1976
  Don M. Green                            Director                59            1999

CLASS III
  Joseph H. Kinnarney (2)                 Director                46            1988
  Elton H. Trent, Jr. (2)                 Director                67            1969
  Kenan C. Wright (1)(2)                  Director                47            1990
  Gary G. Blosser                         Director                52            1999

----------------------------
(1)      Member of the Audit Committee
(2)      Member of the Compensation Committee

         Ernest J. Sewell is the President, Chief Executive Officer and a Director of the Company. He assumed his current position on January 26, 1995 after the resignation of Willard B. Apple, Jr. from those positions on that date. Prior to joining the Company, Mr. Sewell served as Senior Vice President of Branch Banking and Trust Company, with 26 years of previous banking experience. Mr. Sewell is a member of the Board of Trustees of Annie Penn Memorial Hospital, Reidsville, North Carolina, and is Chairman of its Investment Committee. He is an avid pilot who also serves on the boards of various charitable organizations and is Vice Chairman of the Rockingham County Airport Authority.

         Charles A. Britt joined the Board of Directors of the Company in 1985 and has been the owner of Carolina Apothecary, Inc. since October, 1979 and Belmont Pharmacy, Inc. since August, 1980. Mr. Britt has a degree in pharmacy, which he earned in 1972 from the University of North Carolina.

         Barry Z. Dodson joined the Board of Directors of the Company in 1997 and is a self-employed Certified Public Accountant. He is the owner of Barry Dodson CPA, an accounting firm with offices located in Madison and Reidsville, North Carolina.

         Willard B. Apple, Jr., a former mayor of Reidsville, North Carolina, has been Chairman of the Board of Directors of the Company since 1993. He also served as President and Chief Executive Officer of the Company from its organization as a bank holding company in 1984 until 1993. Mr. Apple also acted as interim Chief Executive Officer of the Company from August 1994 to January 1995. Mr. Apple is a former member of the Board of Directors of the Federal Reserve Bank of Richmond and is a Life Member of the Reidsville Jaycees. He has also served and currently serves on the boards of various charitable and civic organizations located in the Rockingham County area of North Carolina.

         O. Eddie Green joined the Board of Directors of the Company in 1984 and has been the Division Manager of Chandler Concrete Co., Inc., providers of ready-mixed concrete located in Reidsville, North Carolina, since 1991. Mr. Green obtained his degree in Civil Engineering from N.C. State University in 1956.

         Clifton G. Payne joined the Board of Directors of the Company in 1984 and has been retired from the practice of medicine since 1991. Dr. Payne earned his M.D. degree from the University of North Carolina in 1956.

         Don M. Green joined the Board of Directors of the Company in August 1999 following the Company's acquisition of Black Diamond Savings Bank. He served as President and as a Director of Black Diamond from 1983 until it was acquired by the Company on August 31, 1999 and has since served as President and Chief Executive Officer of Black Diamond, now a subsidiary of the Company.

         Joseph H. Kinnarney joined the Board of Directors of the Company in 1988 and has been the President of Reidsville Veterinary Hospital, Inc. since 1988. In 1976, Mr. Kinnarney earned a Masters degree from the University of Kentucky in Animal Science and a Doctorate of Veterinary Medicine from Cornell University in 1980.

         Elton H. Trent, Jr. joined the Board of Directors of the Company in 1984 and has been the Vice Chairman since 1994. Mr. Trent is a former councilman of the City of Reidsville and is now retired.

         Kenan C. Wright joined the Board of Directors of the Company in 1990 and has been the President of The Wright Co. of N.C. Inc., a general contractor located in Eden, North Carolina, since 1990.

         Gary G. Blosser joined the Board of Directors of the Company in August 1999 following the Company's acquisition of Black Diamond Savings Bank. He has served as President and owner of STM

Landscape Services, Inc. since 1977. He also served as a Director of Black Diamond from 1992 until it was acquired by the Company on August 31, 1999.


                    ATTENDANCE AT BOARD MEETINGS; COMMITTEES

         During fiscal 1999, there were 12 regular meetings and one special meeting of the Board of Directors of the Company. Each of the incumbent directors attended 75% or more of the meetings held by the Company's Board of Directors. The Company has an Audit Committee and a Compensation Committee, but does not have a standing Nominating Committee. The members of the Audit Committee, which reviews the reports and oversees the actions of the internal audit function performed by PricewaterhouseCoopers LLP in 1999, are Messrs. Payne, Britt, Dodson and Wright. The Audit Committee met three times during 1999. The Compensation Committee, which met four times during 1999, is comprised of Messrs. Britt, Green, Kinnarney, Trent, Jr., and Wright. The function of the Compensation Committee is to review and recommend executive salary and benefit programs. The Board of Directors of the Company performs the functions that would be performed by a nominating committee. The Chairman of the Board of Directors, Mr. Apple, is an ex officio member of all Board committees. Presently, the Board of Directors does not have a policy or procedure restricting or limiting shareholder recommendations for nominees to the Board.


                              DIRECTOR COMPENSATION

         In 1999, directors were paid $450 for each meeting attended of the Board of Directors, except for the Chairman of the Board, who received $500 per meeting. Additionally, each director who is not an employee of FNB Southeast or Black Diamond received an annual retainer of $6,000 during 1999. Directors are also paid $200 for each committee meeting of the Board of Directors attended, excluding those directors who are employees. Payment is not made for meetings of the Board of Directors or Committees where a director has failed to attend. The directors are also eligible for awards under the Company's Stock Compensation Plan and under the Company's Omnibus Equity Compensation Plan. During 1999, each director who was not an employee of the Company received non-qualified stock options in February 1999 to purchase 1,000 shares of the Company's Common Stock, at an exercise price of $17.50 per share and in October, 1999 to purchase 6,000 shares of the Company's Common Stock, at an exercise price of $12.00 per share, both under the Omnibus Equity Compensation Plan. Such options vest in consecutive annual increments of 25% of the shares subject to the option, with the first 25% vesting one year after the date of grant, except Dr. Payne, whose options vest in annual increments of 50% and Mr. Apple, whose options vest 100% after the passage of one year, in both instances conforming to their normal retirement date from the Board of Directors.

         All of the Company's directors and certain senior management employees are eligible to participate in the Company's Deferred Compensation Plan, which is intended to provide additional financial incentives and retirement security for the Company's directors and executive officers, and to allow for deferral of up to 100% of director's fees and a portion of eligible employees' compensation. Eligible employees may elect to defer up to 25% of their base salary and up to 100% of any bonuses. Under the Plan, effective November 1, 1999 deferred compensation is invested in a menu of mutual fund options, offered under a Trust Agreement through Morgan Trust Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth for 1997, 1998 and 1999 the cash and other compensation paid to, received or deferred by the Company's chief executive officer and the Company's other executive officers whose salary and bonus in 1999 exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation         Long Term Compensation
                                          -----------------------------------  ----------------------
                                                                                      Awards
                                                                               ----------------------
                                                                                           Securities
                                Year                                           Restricted  Underlying
                               Ended                             Other Annual     Stock      Options/       All Other
Name and Principal Position    12/31        Salary     Bonus     Compensation    Award(s)      SARs       Compensation
---------------------------    -----        ------     -----     ------------  ----------  ----------     ------------
Ernest J. Sewell, President    1999       $240,000  $74,250(1)       (2)          -0-         35,000       $17,071(3)
and Chief Executive Officer    1998        225,000   48,000(1)       (2)          -0-         25,000        17,071(3)
                               1997        176,666   43,750(1)       (2)          -0-         20,000         9,539(3)

Robert F. Albright, Executive  1999       $ 91,107  $18,909(1)       (2)          -0-         13,000       $ 7,622(3)
Vice President and Chief       1998         85,950   14,875(1)       (2)          -0-         10,000         7,622(3)
Financial Officer              1997         81,858   13,590(1)       (2)          -0-          7,500         7,622(3)

Don M. Green, President        1999       $158,130  $ 4,935          (2)          -0-          6,000           -0-
and CEO, Black Diamond         1998 (4)    152,546    4,994          (2)          -0-           -0-            -0-
Savings Bank                   1997 (4)    137,772    4,500          (2)          -0-         73,332(5)        -0-


-----------------------

(1) Represents compensation paid to Messrs. Sewell and Albright under the Company's Annual Incentive Plan.

(2) Perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of salary and bonus compensation for Messrs. Sewell, Albright and Green.

(3) Represents benefits to Messrs. Sewell and Albright under the Company's split-dollar insurance plan.

(4) Represents compensation paid to Mr. Green by Black Diamond Savings Bank prior to the Company's acquisition of Black Diamond.

(5) Represents an option grant of 50,000 shares of Black Diamond Savings Bank stock on October 16, 1997, which was (i) increased by 10% as a result of a 10% stock dividend on Black Diamond Savings Bank stock in December 1998 and (ii) converted to Company stock at an exchange ratio of 1 to 1.333 in connection with the Company's acquisition of Black Diamond Savings Bank on August 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options to purchase Common Stock granted to the named executive officers during the year ended December 31, 1999.

                                                                                         Potential Realizable Value
                                                                                         at Assumed Annual Rates of
                                                                                          Stock Price Appreciation
                                 Individual Grants(1)                                         for Option Term(2)
-------------------------------------------------------------------------------------    ---------------------------
                         Number of      % of Total
                         Securities      Options       Exercise or
                         Underlying     Granted to        Base
                          Options      Employees in    Price (Per
         Name             Granted      Fiscal Year       Share)       Expiration Date         5%                10%
         ----             -------      -----------       ------       ---------------         --                ---

Ernest J. Sewell           10,000           7%           $17.50        Feb. 18, 2009        120,600          278,900
                           25,000          17%           $12.00        Oct. 21, 2009        188,750          478,000
                           ------          ---                                              -------          -------
                           35,000          24%                                             $309,350         $756,900

Robert F. Albright          3,000           2%           $17.50        Feb. 18, 2009         33,030           83,670
                           10,000           7%           $12.00        Oct. 21, 2009         75,500          191,200
                           ------           --                                               ------          -------
                           13,000           9%                                             $108,530         $274,870

Don M. Green                6,000           4%           $12.00        Oct. 21, 2009        $45,300         $114,720

-----------------------

(1) The options granted are nonstatutory stock options. The options were granted effective February 18, 1999 and October 21, 1999 and expire 10 years from the effective date of grant, or if sooner, upon termination of employment, unless employment is terminated because of retirement, death or permanent and total disability, in which case the options remain exercisable for one year following the termination or the remainder of the option period, if shorter. Shares subject to the options vest 25% per year over four years with the first 25% vesting one year from the date of grant.

(2) The Potential Realizable Value of each option grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the ten year term of the option.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES

         The following table sets forth certain information concerning options to purchase Common Stock held by the named executive officers during the year ended December 31, 1999, the aggregate value of gains on the date of exercise, and the value of unexercised options as of December 31, 1999.


                               Shares                        Number of Securities          Value of Unexercised
                              Acquired          Value       Underlying Unexercised         In-the-Money Options
          Name               on Exercise      Realized       Options at FY-End(#)            at FY-End ($)(1)
          ----               -----------      --------      ----------------------         --------------------

                                                                 Exercisable/                  Exercisable/
                                                                Unexercisable                  Unexercisable
                                                                -------------                  -------------
Ernest J. Sewell                 -0-             -0-            64,692/78,639                 $49,863/$12,467
Robert F. Albright               -0-             -0-            33,641/27,130                 $40,609/$3,094
Don M. Green                     -0-             -0-             73,332/6,000                   $40,332/-0-

----------------------

(1) The value of the options is based upon the difference between the exercise price and the closing price per share of the Company's Common Stock on the Nasdaq National Market System on December 31, 1999 of $10.50.


                               PENSION PLAN TABLE

                                                                 Years of Service
                                       -----------------------------------------------------------------
Final Average Compensation                5                 10                 15             20 or more
--------------------------             -------           -------            -------           ----------
       $100,000                        $16,250           $32,500            $48,750            $65,000
        200,000                         32,500            65,000             97,500            130,000
        300,000                         48,750            97,500            146,250            195,000
        400,000                         65,000           130,000            195,000            260,000
        500,000                         81,250           162,500            243,750            325,000

         The Company maintains a funded, qualified defined benefit plan known as the FNB Financial Services Corporation Employees' Pension Plan and an unfunded, non-qualified defined benefit pension plan known as the Benefit Equivalency Plan (collectively, the "Pensions Plans").

         The above table sets out the estimated annual pension benefit payable under the Pension Plans for a participant at age 65 for various levels of Final Average Compensation (as defined below) and years of service, as supplemented in the case of Mr. Sewell. Covered compensation under the Pension Plans consists of the amounts in the Annual Compensation column of the Summary Compensation Table. The benefits payable under the Benefit Equivalency Plan are fully offset by benefits paid under the Employees' Pension Plan and are partially offset by Social Security benefits. The above table does not reflect these offsets.

         For purposes of the Pension Plans, Final Average Compensation is equal to the average of the highest five consecutive calendar years of compensation paid during the ten calendar years preceding termination of employment. The average compensation for the current year for the named executive officers is indicated in the Annual Compensation column of the Summary Compensation Table. The years of service for each of the named executive officers under the Pension Plans (rounded to the nearest whole number) as of December 31, 1999 are: Mr. Sewell, five years; Mr. Albright, 19 years; Mr. Green, zero years. No additional benefits are payable under the Pension Plans for years of service in excess of 20 years.

         Mr. Sewell's annual pension from the Company includes a supplemental benefit (which is in addition to the benefit described in the above table) equal to 6.00% of his Final Average Compensation multiplied by his years of service.

                      EMPLOYMENT CONTRACTS AND TERMINATION,
                  SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS

          In May, 1995, Ernest J. Sewell, President and Chief Executive Officer of the Company and FNB Southeast, entered into an Employment Agreement with the Company and FNB Southeast, jointly. The Agreement has a rolling three-year term, meaning that it is automatically renewed each month for a three-year period, unless either party terminates the Agreement in accordance with its terms. The Agreement provides for an initial annual base salary of $110,000 (increased to $255,000 as of January 1, 2000), plus a number of benefits, including participation in various compensation plans offered to the Company's employees and senior management. These plans include the Company's Long Term Incentive Plan and its Annual Management Incentive Plans, and a Benefit Equivalency (supplemental executive retirement) Plan. Mr. Sewell is also a participant in the Company's Deferred Compensation Plan. Under the Employment Agreement, if there is a change in control of the Company, Mr. Sewell may, under certain circumstances, terminate his employment with the Company, and thereafter continue to receive his base salary for a period of two years and eleven months, in addition to any other benefits.

         In August 1999, Don M. Green, a director of the Company and President and Chief Executive Officer of the Company's subsidiary, Black Diamond Savings Bank, entered into an Amended and Restated Employment Agreement with Black Diamond. The Agreement has an initial term that expires in August 2002, renewable annually thereafter, subject to Board approval. The Agreement provides for an initial annual base salary of $164,500 (which may be increased or supplemented with bonuses in the discretion of Black Diamond's Board of Directors), plus a number of benefits, including the use for business purposes of an automobile owned by Black Diamond and participation in various compensation plans offered to the Company's employees and senior management. These plans include Black Diamond's annual management incentive plans, employee benefit plans, and the Company's Omnibus Equity Compensation Plans. Under the Employment Agreement, if there is a change in control, Mr. Green may, under certain circumstances, terminate his employment with the Company, and thereafter continue to receive his base salary for a period of two years.

         The Board of Directors has previously adopted a Stock Compensation Plan and an Omnibus Equity Compensation Plan. As discussed more fully in the Board Compensation Committee Report, the stock options awarded under these Plans to the Company's officers and directors grant such persons the right to acquire up to a specified number of the Company's shares at certain times in the future at a fixed price, and thereby reward the recipients for their contribution to increases in the price of the Company's shares. In the event of a change in control of the Company, benefits under these Plans may vest early.

         The Board of Directors has adopted two severance policies for the senior officers of the Company and FNB Southeast. Under the first severance policy, any officer (other than an officer covered by a currently effective severance agreement) who has been employed for five years or more, and who has attained the office of Senior Vice President or above (a "Senior Officer"), is entitled to receive salary continuation payments if his employment by the Company or FNB Southeast is terminated "without cause." Any officer covered by the policy would also be entitled to payments in the event of a "change in control" of the Company or FNB Southeast if the officer is not offered a position with the Company, FNB Southeast, or the successor of either, at the officer's current salary, that does not require the officer to maintain an office more than 25 miles from his or her office before the change in control. These payments would be made in the same installments and amounts as the officer's salary immediately prior to the time of termination and would continue for a period of time dependent on the officer's length of employment. Any officer employed for less than ten years would receive payments for one year, any officer employed for more than ten years but less than 15 years would receive payments for 18 months, and any officer employed for more than 15 years would receive payments for two years.

         The second severance policy was adopted by the Board of Directors at its February 1997 meeting, and covers senior officers who have been employed by FNB Southeast for less than five years and are recommended by the President and the Board of Directors. Senior officers subject to this second policy receive payments only if they are terminated as a result of a "change in control." Any officer employed for less than three years would receive payments for six months, and any officer employed for more than three years but less than five years would receive payments for nine months.

         Under either severance policy, payments to any officer would immediately cease if the officer became an officer, director, employee, consultant, or more than one percent owner of any bank or savings and loan institution within 50 miles of the Company's home office and in connection with such position is responsible for soliciting or servicing depositors, borrowers or other customers. No amounts have ever been paid under either severance policy.

         The Board of Directors has adopted a Long Term Incentive Plan to encourage eligible management employees to make long term decisions that increase the Company's shareholder value, and enhance the Company's ability to retain such employees. Under the Plan, these employees are awarded incentive compensation if the Company reaches specified threshold, target and maximum performance goals over a specified period, based on: (i) the increase, if any, in the price per share of the Company's Common Stock; (ii) the increase, if any, in the annual earnings per share of the Company; and (iii) the growth in the Company's average earning assets. In the event of a change in control of the Company, benefits under the Long Term Incentive Plan may vest early. Under the Long Term Incentive Plan, Mr. Sewell will be entitled to receive a payout in the following amount as of December 31, 2000: (i) 52,140, if the Company meets the threshold performance goals; (ii) 260,708, if the Company meets the target performance goals; or (iii) 391,062, if the Company meets the maximum performance goals. Mr. Albright will be entitled to receive a payout in the following amount as of December 31, 2000: (i) 20,555, if the Company meets the threshold performance goals; (ii) 102,780, if the Company meets the target performance goals; or (iii) 154,172, if the Company meets the maximum performance goals. There are seven senior officers of the Company (including Messrs. Sewell and Albright) who are participants in the Long Term Incentive Plan. The aggregate potential payouts to such participants as of December 31, 2000 would be: (i) 140,241, if the Company meets the threshold performance goals; (ii) 701,216, if the Company meets the target performance goals; or (iii) 1,051,841, if the Company meets the maximum performance goals.

         In addition to the Long Term Incentive Plan, the Board of Directors has adopted an Annual Management Incentive Plan. Annual incentives exist as a means of linking compensation to objective performance criteria that are within the control of the executive officers. Under the Annual Management Incentive Plan, certain of the Company's officers and management employees are awarded incentive compensation, based in part on the Company's achievement of specified goals, such as a minimum net income, over a specified period, generally one calendar year, and the officer's achievement of certain goals relating to the functions of the particular officer. If the Company does not meet the specified goals, discretionary awards may be made to certain officers and management employees if they meet planned individual goals during the specified period, as recommended by the Chief Executive Officer of the Company.

         Certain highly compensated employees of the Company, including Messrs. Sewell and Albright, are eligible for the Company's Benefit Equivalency Plan, which is a supplemental executive retirement plan, intended to "make whole" those employees whose compensation under the Company's Employees' Pension Plan is limited by applicable governmental restrictions due to their compensation level. The Plan includes certain early retirement benefits.

                       BOARD COMPENSATION COMMITTEE REPORT

         General. A compensation committee of the Company was initially constituted in 1991. Prior thereto, the functions of a compensation committee were performed by the Executive Committee of the Board of Directors. The Compensation Committee reviews and oversees the general compensation plans and policies of the Company and approves the individual compensation arrangements for the Company's executive officers.

         Philosophy. The fundamental philosophy of the Company's compensation program is to provide and maintain a total compensation program that is internally competitive in relation to the value of each job, recognizing and rewarding when appropriate individual differences in performance, and a program that is externally competitive in relation to the total compensation levels and compensation practices at other companies in our industry and geographic area. The overall intent of the program is to motivate superior performance on behalf of the Company and its shareholders.

         Application of Philosophy to CEO and Other Officers' Compensation. In applying this philosophy, the Compensation Committee (the "Committee") reviews and develops compensation recommendations to be considered by the entire Board of Directors. A compensation policy has been adopted that is used as a guide by the Committee and the Board of Directors to consistently and fairly address salary/benefit issues for all employees, including executive officers. The Committee met four times during 1999. The Committee directly determined the recommendations regarding the compensation of the Chief Executive Officer (the "CEO"). In addition, the Committee also sets forth recommendations involving compensation policies, incentive compensation, long term equity participation and benefit plans. The Committee also delegates to the CEO the responsibility to determine appropriate levels of salaries and incentive bonuses for the other officers in the Company. Primary consideration is given to attainment and performance in relation to individual goals and objectives that are established at the beginning of each year before increases are granted. Additional consideration is given by both the Committee (with regard to the CEO) and the CEO (with regard to other officers) to the demonstration of the leadership skills needed to enable the Company to achieve the business objectives set forth by the Board of Directors.

         Components of Compensation. In order to objectively establish a fair, reasonable and competitive package, a detailed analysis was completed that formed the basis for decisions that were made in different areas of the compensation plan. This analysis included the use of surveys with financial institutions of similar size and complexity to insure that our programs and decisions are in line with other bank CEOs' in North Carolina and this region of the country. The North Carolina Bankers Association Survey and the Bank Administration Institute Survey were among several sources that were used to obtain relevant information. The following components of the compensation package were taken into consideration during this analysis and review process:

         o Base Salary - The Company's objective is to have salary parameters, established through comparisons with other financial institutions, that motivate and reward superior performance. The Committee felt the CEO's achievements were significant in terms of the Company's growth and profitability and that base salary levels and recommendations were reasonable and in accordance with the salary administration guidelines prepared from peer group data.

         o Bonus Plans - For the Company's officers, including the CEO, annual incentive bonuses are directly and indirectly linked to the Company's financial performance and to the officer's individual performance as it relates to enabling the Company to achieve its performance goals. During 1999, as in previous years, the Committee set the CEO's annual incentive bonus as a percentage of base salary based on overall net income targets that were established. This goal was attained and the full payout was earned accordingly. In addition to the annual plan, the CEO and other selected executive officers participate in a long term (five year) bonus plan that encourages long term decisions that increase shareholder value. The goals of this plan were recommended by the Committee to the Board of Directors and are monitored at regular intervals to determine progress.

         o Long Term Equity Participation (stock options) - For the Company's CEO and other selected executive officers approved by the Committee, stock options may be granted each year at the recommendation of the Committee and at the discretion and approval of the Board of Directors. While no formal system is employed in determining the number of options granted, the Committee does consider the individual's level of responsibility and the number of previously granted stock options. The number and frequency of the grants are in line with our competition in the industry in which we compete based on survey information and data compiled by the consultant engaged by the Committee.

         o Miscellaneous Benefit Plans - The Company also provides the CEO and certain officers the same benefits that are afforded to all Company employees, including matching contributions under a defined contribution plan, retirement benefits under the Company's pension plans and group insurance covering health, life and disability. Also, the Company's CEO and selected executive officers participate in a Supplemental Executive Retirement Plan and Split Dollar Life Insurance program. These plans are reasonable and frequently found in comparisons with other similar sized financial institutions and are part of a total compensation plan.

         Conclusion. The Committee carefully reviewed the salary and benefit recommendations made to the Board of Directors and believes all approved increases were in line with survey information as compiled independently and with the assistance and advice of an outside consulting organization. The Board of Directors believes that these executive officer compensation policies and programs effectively promote the Company's interests and enhance shareholder value.

         This report is submitted by the following members of the Compensation Committee of the Board of Directors:

                             COMPENSATION COMMITTEE

         CHARLES A. BRITT                       ELTON H. TRENT, JR., CHAIRMAN
         WILLARD B. APPLE, JR. (EX OFFICIO)     KENAN C. WRIGHT
         O. EDDIE GREEN
         JOSEPH H. KINNARNEY

                      COMPARISON OF CUMULATIVE TOTAL RETURN

         The following graph compares the cumulative shareholder return on the Company's Common Stock since December 31, 1994 through December 31, 1999, with the cumulative total return for the same period on the Nasdaq Stock Market Index (U.S.) and The Carson Medlin Company Independent Bank Index of 23 independent community banks located in seven southeastern states, with assets averaging approximately $450 million.(1) The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the other indices indicated and that all dividends, if any, were reinvested.


                                    1994     1995     1996     1997     1998     1999
                                    ----     ----     ----     ----     ----     ----
FNB FINANCIAL SERVICES CORPORATION  100      130      183      368      246      161
INDEPENDENT BANK INDEX              100      122      155      235      246      222
NASDAQ INDEX                        100      141      174      213      300      542

(1) The Carson Medlin Company Independent Bank Index is a published industry index of the total return to shareholders over the past five years of 23 similarly-sized independent community banks located in the Southeastern United States.

                              CERTAIN TRANSACTIONS

         Certain of the directors, including those who serve on the Compensation Committee, and executive officers of the Company are customers of and borrowers from FNB Southeast in the ordinary course of business. From January 1, 1999 to December 31, 1999, loans outstanding to directors and executive officers of the Company, and their associates as a group, amounted to a maximum of approximately $3,282,691, or 8.08% of the equity capital of FNB Southeast. The peak indebtedness occurred in December, 1999. Total individual and corporate obligations, direct and indirect, for any one director did not exceed 10% of the equity capital of FNB Southeast at any time during the 1999 fiscal year. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectability, or contain other unfavorable features.

         FNB Southeast has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders of the Company, and their associates, on the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

         On August 31, 1999, the Company acquired Black Diamond Savings Bank pursuant to a merger transaction in which Black Diamond became a wholly-owned subsidiary of the Company and each share of Black Diamond common stock outstanding immediately prior to the effective time of the merger was converted into the right to receive 1.3333 shares of Company common stock. Directors Green and Blosser served as directors of Black Diamond and Mr. Green served as President of Black Diamond prior to the merger. As a result of the merger and conversion of Black Diamond common stock shares, Mr. Green received 11,049 shares of the Company's common stock and fully vested options covering 73,332 shares of the Company's common stock, and Mr. Blosser received 76,933 shares of the Company's common stock and fully vested options covering -0- shares of the Company's common stock. In addition, as a condition to the obligations of the Company in the merger transaction, Mr. Green entered into an Amended and Restated Employment Agreement with Black Diamond, which is described elsewhere in this Proxy Statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the year ended December 31, 1999, its executive officers and directors complied with all applicable Section 16(a) filing requirements except for Willard B. Apple, Jr. Mr. Apple filed a Form 5 in March 2000 for the following transactions: (i) the sale of 1,000 shares of the Company's common stock on

April 30, 1999 at a price of $17.00 per share; (ii) the sale of 1,000 shares of the Company's common stock on May 3, 1999 at a price of $17.00 per share; and
(iii) the sale of 2,000 shares of the Company's common stock on May 3, 1999 at a price of $17.25 per share.

                   PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS


         In 1998, the Board of Directors approved the engagement of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ended December 31, 1998, to replace Cherry, Bekaert & Holland, L.L.P. Cherry, Bekaert & Holland, L.L.P. was notified on August 21, 1998 that the Company was changing independent public accountants.

         The audit reports of Cherry, Bekaert & Holland, L.L.P. on the consolidated financial statements of the Company for the years ended December 31, 1996 and 1997 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's financial statements, for each of the two fiscal years ended December 31, 1997 and in the subsequent interim period through August 21, 1998, there were no disagreements with Cherry, Bekaert & Holland, L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Cherry, Bekaert & Holland, L.L.P. would have caused Cherry, Bekaert & Holland, L.L.P. to make reference to the matter in their report. Cherry, Bekaert & Holland, L.L.P. affirmed these statements in a letter furnished to the Company and filed with the Securities and Exchange Commission.

         During the two fiscal years ended December 31, 1997 and in the subsequent interim period through August 21, 1998, the Company did not consult PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Regulation S-K Item 304(a)(2)(i) and (ii).

         The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors for fiscal year 2000. Although shareholder approval is not required, the Company desires to obtain from the shareholders an indication of their approval or disapproval of the Board's action in appointing PricewaterhouseCoopers LLP as the independent auditors of the Company. If the shareholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

         A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement and respond to questions.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP FOR FISCAL YEAR 2000.

                     SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                               2001 ANNUAL MEETING

         Any proposals which shareholders intend to present for a vote at the Company's 2001 annual meeting of shareholders, and which such shareholders desire to have included in the Company's proxy materials relating to that meeting, must be received by the Company on or before December 19, 2000. Proposals received after that date will not be considered for inclusion in such proxy materials. In addition, if a shareholder intends to present a matter for a vote at the 2001 annual meeting of shareholders, other than by submitting a proposal for inclusion in the Company's proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must be received by the Company's Corporate Secretary at its principal office, 202 South Main Street, Reidsville, North Carolina 27320, on or before January 31, 2001. Such notice should set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) the name and record address of the shareholder, the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder, and any material interest of the shareholder in such business.


                                  MISCELLANEOUS

         As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors did not have notice of by January 31, 2001 in accordance with the preceding paragraph; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

         The Annual Report on Form 10-K of the Company for the year ended December 31, 1999, which includes financial statements audited and reported upon by the Company's independent auditor, as well as the 1999 Annual Report to shareholders, are being mailed along with this Proxy Statement; however, it is not intended that either report be a part of this Proxy Statement or a solicitation of proxies.

         THE FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: FNB FINANCIAL SERVICES CORPORATION, POST OFFICE BOX 2037, REIDSVILLE, NORTH CAROLINA 27320-2037,
ATTENTION: MICHAEL W. SHELTON (336-342-3346).

                                By Order of the Board of Directors


                                Willard B. Apple, Jr.
                                Chairman of the Board
April 18, 2000

REVOCABLE PROXY

                       FNB FINANCIAL SERVICES CORPORATION
                              202 South Main Street
                        Reidsville, North Carolina 27320

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 18, 2000
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Ernest J. Sewell and Michael W. Shelton, or either of them, as attorney and proxy of the undersigned, each with full power of substitution to represent the undersigned and to vote all shares of FNB Financial Services Corporation which the undersigned is entitled to vote at the above Annual Meeting of Shareholders, and any adjournment or postponement thereof.

When properly executed and returned, this proxy and the shares represented hereby will be voted in the manner described herein by the undersigned. If no direction is made, this proxy and such shares will be voted FOR All Proposals set forth below and described in the Proxy Statement. The undersigned further gives the above-named attorneys and proxies the authority to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement of the meeting. This proxy may be revoked prior to its exercise.

The Board of Directors recommends a vote FOR the proposals listed below.

1.  Election of Class I Directors:

    [ ]  FOR all nominees listed below (except as marked to the contrary below).

    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

------------------------------------------------------

              Ernest J. Sewell, Charles A. Britt, Barry Z. Dodson

2.  Election of Class II Director:

    [ ]  FOR the nominee listed below.

    [ ]  WITHHOLD AUTHORITY to vote for the nominee listed below.

                                  Don M. Green

3.  Election of Class III Director:

    [ ]  FOR the nominee listed below.

    [ ]  WITHHOLD AUTHORITY to vote for the nominee listed below.

                                Gary G. Blosser

4. Ratify appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


         By signing the proxy, a shareholder will also be authorizing the proxy holder to vote in his discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. The Company has no current plans to adjourn the meeting, but would attempt to do so if the Company believes that adjournment would promote shareholder interests.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the 1999 Annual Report to Shareholders.

Dated: _____________________, 2000

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                                    SIGNATURE OF SHAREHOLDER

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                                    SIGNATURE OF SHAREHOLDER

                                    When signing as Attorney-in-Fact, Executor,
                                    Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign. If a corporation, please sign in full corporate name by any authorized officer.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.